                                                  EXHIBIT 99.23(b)



                                 AMENDED AND RESTATED

                                       BY-LAWS

                                          OF

                          DRESDNER RCM INVESTMENT FUNDS INC.

                                       FORM OF
                                       BY-LAWS
                                          OF
                          DRESDNER RCM INVESTMENT FUNDS INC.

                                  TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          Section 1.  PRINCIPAL OFFICE . . . . . . . . . . . . . . . . . . . .1
          Section 2.  OTHER OFFICES. . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Meetings of Stockholders. . . . . . . . . . . . . . . . . . . . . . . . .1
          Section 1.  ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . .1
          Section 2.  SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . .1
          Section 3.  PLACE OF MEETING . . . . . . . . . . . . . . . . . . . .2
          Section 4.  NOTICE OF MEETINGS: WAIVER OF NOTICE . . . . . . . . . .2
          Section 5.  QUORUM . . . . . . . . . . . . . . . . . . . . . . . . .2
          Section 6.  ORGANIZATION . . . . . . . . . . . . . . . . . . . . . .2
          Section 7.  ORDER OF BUSINESS. . . . . . . . . . . . . . . . . . . .2
          Section 8.  FIXING OF RECORD DATE. . . . . . . . . . . . . . . . . .3
          Section 9.  VOTING . . . . . . . . . . . . . . . . . . . . . . . . .3
          Section 10. PROXIES. . . . . . . . . . . . . . . . . . . . . . . . .3
          Section 11. VOTING BY BALLOT . . . . . . . . . . . . . . . . . . . .4
          Section 12. VOTING OF SHARES BY CERTAIN HOLDERS. . . . . . . . . . .4
          Section 13. INSPECTORS . . . . . . . . . . . . . . . . . . . . . . .4
          Section 14. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING . . . . . . .5

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
          Section 1.  GENERAL POWERS . . . . . . . . . . . . . . . . . . . . .5
          Section 2.  NUMBER OF DIRECTORS. . . . . . . . . . . . . . . . . . .5
          Section 3.  TERM OF DIRECTORS. . . . . . . . . . . . . . . . . . . .5
          Section 4.  RESIGNATIONS . . . . . . . . . . . . . . . . . . . . . .5
          Section 5.  VACANCIES. . . . . . . . . . . . . . . . . . . . . . . .5
          Section 6.  PLACE OF MEETINGS. . . . . . . . . . . . . . . . . . . .6
          Section 7.  REGULAR MEETINGS . . . . . . . . . . . . . . . . . . . .6
          Section 8.  SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . .6
          Section 9.  TELEPHONE MEETINGS . . . . . . . . . . . . . . . . . . .6
          Section 10. NOTICE OF MEETINGS . . . . . . . . . . . . . . . . . . .6
          Section 11. WAIVER OF NOTICE OF MEETINGS . . . . . . . . . . . . . .6
          Section 12. QUORUM AND VOTING. . . . . . . . . . . . . . . . . . . .7
          Section 13. ORGANIZATION . . . . . . . . . . . . . . . . . . . . . .7
          Section 14. WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING. . . .7
          Section 15. COMPENSATION . . . . . . . . . . . . . . . . . . . . . .7
          Section 16. NET ASSET VALUE. . . . . . . . . . . . . . . . . . . . .7




ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Committees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
          Section 1.  COMMITTEES OF THE BOARD OF DIRECTORS . . . . . . . . . .8
          Section 2.  MEETINGS; QUORUM . . . . . . . . . . . . . . . . . . . .8

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Officers, Agents, and Employees . . . . . . . . . . . . . . . . . . . . .8
          Section 1.  ELECTION OR APPOINTMENT OF OFFICERS. . . . . . . . . . .8
          Section 2.  EFFECT OF ELECTION OR APPOINTMENT OF OFFICERS,
                         AGENTS, AND EMPLOYEES . . . . . . . . . . . . . . . .9
          Section 3.  RESIGNATIONS . . . . . . . . . . . . . . . . . . . . . .9
          Section 4.  REMOVAL OF OFFICER, AGENT, OR EMPLOYEE . . . . . . . . .9
          Section 5.  VACANCIES. . . . . . . . . . . . . . . . . . . . . . . .9
          Section 6.  COMPENSATION . . . . . . . . . . . . . . . . . . . . . .9
          Section 7.  BONDS OR OTHER SECURITY. . . . . . . . . . . . . . . . 10
          Section 8.  PRESIDENT. . . . . . . . . . . . . . . . . . . . . . . 10
          Section 9.  VICE PRESIDENT . . . . . . . . . . . . . . . . . . . . 10
          Section 10. TREASURER. . . . . . . . . . . . . . . . . . . . . . . 10
          Section 11. SECRETARY. . . . . . . . . . . . . . . . . . . . . . . 11
          Section 12. DELEGATION OF DUTIES . . . . . . . . . . . . . . . . . 11

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Indemnification and Insurance . . . . . . . . . . . . . . . . . . . . . 12
          Section 1.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . 12
          Section 2.  INSURANCE OF OFFICERS, DIRECTORS, EMPLOYEES AND
                        AGENTS . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
          Section 1.  STOCK CERTIFICATES . . . . . . . . . . . . . . . . . . 13
          Section 2.  BOOKS OF ACCOUNTS AND RECORD OF STOCKHOLDERS . . . . . 13
          Section 3.  TRANSFERS OF SHARES. . . . . . . . . . . . . . . . . . 13
          Section 4.  REGULATIONS. . . . . . . . . . . . . . . . . . . . . . 14
          Section 5.  LOST, DESTROYED, OR MUTILATED CERTIFICATES . . . . . . 14
          Section 6.  FIXING OF A RECORD DATE FOR DIVIDENDS AND
                        DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . 14
          Section 7.  INFORMATION TO STOCKHOLDERS AND OTHERS . . . . . . . . 15

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Depositories and Custodians . . . . . . . . . . . . . . . . . . . . . . 15
          Section 3.  OTHER ARRANGEMENTS . . . . . . . . . . . . . . . . . . 15

ARTICLE X. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Contracts; Safekeeping and Transfer of Funds and Securities . . . . . . 15
          Section 1.  CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . 15
          Section 2.  CHECKS, NOTES DRAFTS, ETC. . . . . . . . . . . . . . . 15
          Section 3.  SALE OR TRANSFER OF SECURITIES . . . . . . . . . . . . 16

ARTICLE XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Independent Public Accountants. . . . . . . . . . . . . . . . . . . . . 16


                                          ii



ARTICLE XII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Annual Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE XIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

                                AMENDED AND RESTATED
                                       BY-LAWS
                                          OF
                          DRESDNER RCM INVESTMENT FUNDS INC.


                                      ARTICLE I

                                       OFFICES

          Section 1. PRINCIPAL OFFICE. The principal office of Dresdner RCM Investment Funds Inc ("Corporation") shall be in the City of Baltimore, State of Maryland, or at any other place or places, whether or not within the State of Maryland, as the Board of Directors may designate.

          Section 2. OTHER OFFICES. The Corporation may have such other offices in such places as the Board of Directors may from time-to-time determine or as the business of the Corporation may require.

                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

          Section 1. ANNUAL MEETING. No annual meeting of the stockholders of the Corporation shall be held in any year in which the election of Directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "1940 Act"), unless otherwise determined by the Board of Directors. An annual meeting may be held at any place within the United States as may be determined by the Board of Directors and as shall be designated in the notice of the meeting, at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's charter, or these By-Laws.

          Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by the Chairman of the Board, by a majority of the Board of Directors, by the President, or on the written request of the holders of at least 25% of the outstanding stock of the Corporation entitled to vote at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at such a meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months. No business shall be transacted at any special meeting except as provided in the notice of meeting.

          Section 3. PLACE OF MEETING. Annual and special meetings of the stockholders shall be held at the principal executive office of the Corporation in the City of San Francisco, California, or at such other place within the United States as the Board of Directors may from time-to-time determine and as shall be stated in the notice of the meeting.


          Section 4. NOTICE OF MEETINGS: WAIVER OF NOTICE. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than ten (10) nor more than ninety (90) days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. If any meeting of the stockholders shall be adjourned to another time and place not more than 120 days after the original record date, and if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken, no further notice of such meeting need be given.

          Section 5. QUORUM. Except as otherwise provided by statute, the Articles of Incorporation, or these By-Laws, the presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at such meeting shall constitute a quorum for the transaction of business. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless the matter is one upon which, by express provisions of applicable statutes, of the Articles of Incorporation or of these By-Laws, a different vote is required, in which case such express provisions shall govern and control the decision of such matter.

          Section 6. ORGANIZATION. At each meeting of the stockholders, the Chairman of the Board (if one has been designated by the Board of Directors), or in the Chairman of the Board's absence or inability to act, the President, or in the absence or inability of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary or the Assistant Secretary, or in the Secretary's or the Assistant Secretary's absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

          Section 7. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

          Section 8. FIXING OF RECORD DATE. The Board of Directors may set a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders, or in order to make a determination of stockholders for any other proper purpose. For purposes of determining the record date for any meeting of stockholders, the record date may not be prior to the close of business on the day the record date is fixed, and shall be not more than ninety (90) nor less than ten (10) days before the date of the meeting of the stockholders. Only those persons who were holders of record of shares at such time shall be entitled to vote at such meeting and any adjournment thereof. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed twenty
(20) days, except that if the stock transfer books are closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least ten (10) days before the date of such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, the record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting of stockholders is mailed or the thirtieth (30th) day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth (10th) day next preceding the day on which the meeting is held.

          Section 9. VOTING. Except as otherwise provided by Maryland Law, the 1940 Act, or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share and a fractional vote for each fraction of a share of capital stock of the Corporation (regardless of class) standing in such stockholder's name on the record of stockholders of the Corporation as of the record date determined pursuant to
Section 8 of this Article or, if such record date shall not have been so fixed, then at the later of (a) the close of business on the day on which notice of the meeting is mailed or (b) the thirtieth (30th) day before the meeting. With respect to the election of directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, and directors shall be elected by plurality vote. Except as otherwise provided by Maryland Law, the 1940 Act, the Articles of Incorporation, or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action, provided that a quorum is present.

          Section 10. PROXIES. A stockholder entitled to vote may vote in person or by proxy as provided by statute. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.

          Section 11. VOTING BY BALLOT. On a vote by ballot, each ballot shall be signed by the stockholder voting or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

          Section 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of its own stock directly or indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of shares outstanding at any given time.

          The Board of Directors may adopt by resolution a procedure whereby a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification, and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure that the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification

          Section 13. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. The inspectors shall determine the number of shares outstanding and the voting powers of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and perform such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. Any such report shall be signed by the inspector, if there is a single inspector, or by a majority of the inspectors, if there is more than one inspector. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders.

          Section 14. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Except as otherwise provided by Maryland Law, the 1940 Act, or the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if the following are filed with the records of stockholders meetings: (a) an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

                                     ARTICLE III

                                  BOARD OF DIRECTORS

          Section 1. GENERAL POWERS. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by Maryland Law, the 1940 Act, the Articles of Incorporation, or these By-Laws.

          Section 2. NUMBER OF DIRECTORS. Except as otherwise provided in the Articles of Incorporation, the number of Directors shall be fixed, and may be increased or decreased from time-to-time, by resolution of the entire Board of Directors then in office, provided, however, that the number of Directors shall in no event be less than the minimum number required by Maryland law nor more than 15. Any vacancy created by an increase in number of Directors may be filled in accordance with Section 5 of this Article. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his term unless such Director is specifically removed pursuant to Maryland law. Directors need not be stockholders.


          Section 3. TERM OF DIRECTORS. The term of office of each Director shall be from the time of his or her election and qualification until his or her successor shall have been elected and shall have been qualified unless sooner terminated by his or her death, resignation or removal.


          Section 4. RESIGNATIONS. A Director may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


          Section 5. VACANCIES. Subject to the provisions of Maryland Law and the 1940 Act, any vacancies in the Board of Directors arising from death, resignation, removal, or any other cause other than an increase in the number of Directors, shall be filled by a vote of a majority of the remaining members of the Board of Directors, whether or not sufficient to constitute a quorum. Any vacancy on the Board of Directors by reason of an increase in the number of Directors may be filled by a majority vote of the entire Board of Directors in office prior to the increase.

          Section 6. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at such place as the Board of Directors may from time-to-time determine or as shall be specified in the notice of such meeting.

          Section 7. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined by the Board of Directors.

          Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of two or more Directors or by the Chairman of the Board, the President, or the Secretary.

          Section 9. TELEPHONE MEETINGS. Members of the Board of Directors or of any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Subject to the provisions of the 1940 Act, participation in a meeting by these means constitutes presence in person at the meeting.

          Section 10. NOTICE OF MEETINGS. To the extent required by Maryland Law or the 1940 Act, notice of each meeting of the Board of Directors shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each Director, either personally or by telephone or facsimile or by any other standard form of telecommunication, at least 24 hours before the time at which such meeting is to be held, or mailed by first-class mail, postage prepaid, addressed to the Director at his or her residence or usual place of business, at least three days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Neither the business to be transacted at, nor the purpose of, any annual, regular, or special meeting of the Board of Directors need be stated in the notice, unless specifically required by Maryland Law, the 1940 Act, the Articles of Incorporation, or these By-Laws.

          Section 11. WAIVER OF NOTICE OF MEETINGS. Notice of any meeting need not be given to any Director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting.

          Section 12. QUORUM AND VOTING. One-third, but not less than two, of the members of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting. Except as otherwise expressly required by Maryland Law, the 1940 Act, the Articles of Incorporation or these By-Laws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

          Section 13. ORGANIZATION. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate a Chairman of the Board, who shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in the President's absence or inability to act another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside thereat. The Secretary or the Assistant Secretary (or, in their absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

          Section 14. WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING. Subject to the provisions of Maryland Law and the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors or the committee.

          Section 15. COMPENSATION. Directors shall be entitled to receive, in accordance with a resolution passed by the Board of Directors, compensation for their services and for the cost of attendance at each annual, regular, or special meeting of the Board of Directors or any committee thereof. Nothing herein shall be construed as precluding any Director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 16. NET ASSET VALUE. The Board of Directors shall determine the times and method of calculation of the net asset value per share of the Corporation subject to the requirements of the 1940 Act. The Board of Directors may delegate its duties with respect to calculation of the net asset value per share of the Corporation to one or more individuals or corporate management companies and/or investment advisers pursuant to a written contract or contracts which have obtained the requisite approvals, including any requisite approvals of renewals thereof, of the Board of Directors and/or the stockholders in accordance with the provisions of the 1940 Act.

                                      ARTICLE IV

                                      COMMITTEES

          Section 1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may from time-to-time, by resolution adopted by a majority of the members of the entire Board of Directors, designate one or more committees of the Board of Directors, each such committee to consist of two or more Directors and to have such powers and duties, to the extent permitted by Maryland Law and the 1940 Act, as the Board of Directors may, by resolution, prescribe. The Board of Directors shall have the power to determine the size of each committee, to name (or to change, from time-to-time) the members of each committee, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Each member of any committee of the Board of Directors shall serve at the pleasure of the Board of Directors, and may be removed from such committee at any time by the vote of a majority of the members present at any meeting of the Board of Directors. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority or power of the Board of Directors in the management of the business or affairs of the Corporation.

          Section 2. MEETINGS; QUORUM. Not less than two of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee and such chairman, or the Chairman of the Board or the President, may fix the time and place of the committee's meetings unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may (a) unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member, (b) determine that, for purposes of that meeting, the member so appointed shall replace any other member of the committee, and (c) determine that such member may serve in such capacity until the next meeting of the Board of Directors. For purposes of determining whether a quorum of the committee exists, any such member of the Board of Directors appointed by the member or members of the committee present shall be treated as a member of the committee, and any member so replaced shall not be treated as a member of the committee.

                                      ARTICLE V

                           OFFICERS, AGENTS, AND EMPLOYEES

          Section 1. ELECTION OR APPOINTMENT OF OFFICERS. The officers of the Corporation shall include a President, a Secretary and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also elect or appoint such other officers, agents, and employees, and may give any officers so elected any title or titles, as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge, or verify any instrument as an officer in more than one capacity. Such officers shall be elected or appointed by the Board of Directors. Officers serve at the pleasure of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws. In its discretion, the Board of Directors may leave unfilled any office except those of President, Treasurer, and Secretary. The Board of Directors may from time-to-time elect or appoint, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board of Directors or by the appointing authority.

          Section 2. EFFECT OF ELECTION OR APPOINTMENT OF OFFICERS, AGENTS, AND EMPLOYEES. The election or appointment of any officer or agent of the Corporation shall not, of itself, create any contract rights between the Corporation and such officer, agent, or employee.

          Section 3. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 4. REMOVAL OF OFFICER, AGENT, OR EMPLOYEE. Any officer, agent, or employee of the Corporation may be removed by the Board of Directors with or without cause at any time in the sole discretion of the Board of Directors, and the Board of Directors may delegate such power of removal to any officer in respect of officers, agents, or employees under his control. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent, or employee of the Corporation shall not itself create contract rights.

          Section 5. VACANCIES. A vacancy in any office, either arising from death, resignation, removal, creation of a new office, or any other cause, may be filled by the Board of Directors for the unexpired portion of the term of the office which shall be vacant.

          Section 6. COMPENSATION. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.

          Section 7. BONDS OR OTHER SECURITY. If required by the Board of Directors, any officer, agent, or employee of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Board of Directors may require.


          Section 8. PRESIDENT. The President shall be the chief executive officer. In the absence of the Chairman of the Board (or if there be none), he or she shall preside at all meetings of the stockholders and of the Board of Directors. To the extent permitted by Maryland Law and the 1940 Act, the President shall be a member ex officio of each committee of the Board of Directors of which he or she is not officially a member. The President shall have, subject to the control of the Board of Directors, general supervision and control of the business and affairs of the Corporation. The President may, to the extent permitted by Maryland Law and the 1940 Act, execute any deed, mortgage, bond, contract, or other instrument to which the Corporation is a party except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. The President may employ and discharge employees and agents of the Corporation, and in general shall perform all duties incident to the Office of President, as well as such other duties as may be prescribed by the Board of Directors from time-to-time. To the extent consistent with Maryland Law and the 1940 Act, the President may delegate any or all of the powers listed in this Section 8 of Article V to any other officer of the Corporation.

          Section 9. VICE PRESIDENT. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time-to-time prescribe. The Board of Directors may designate one or more Vice Presidents as Senior-Vice President or as Vice President for a particular area of responsibility. Unless and until the Board of Directors determines otherwise, in the absence of the President or in the event of a vacancy in such office, the most senior Senior-Vice President, or, if none such exists, the most senior Vice President (based on the order of election of all Vice Presidents currently in office) shall perform the duties of the President and when so acting shall have all the powers of, and shall be subject to the same restrictions as, the President.

          Section 10.  TREASURER.  The Treasurer shall:

               (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or other entity permitted to act as custodian for the Corporation under the 1940 Act pursuant to a written agreement designating such bank or other entity as a custodian or sub-custodian of the property of the Corporation;

               (b) keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

               (c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositories as may be designated, from time-to-time, by the Board of Directors;

               (d) receive, and give receipts for, or cause to receive and give receipts for, moneys due and payable, to the Corporation from any source whatsoever;

               (e) disburse, or cause to be disbursed, the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board of Directors, taking proper vouchers therefor;

               (f) render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation; and


               (g) in general, perform all the duties incident to the office of Treasurer and such other duties as from time-to-time may be assigned to him or her by the Board of Directors or the President.

          Section 11.  SECRETARY.  The Secretary shall:

               (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors, and the stockholders;

               (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

               (c) be custodian of the corporate records and the seal of the Corporation and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

               (d) see that the books, reports, statements, certificates, and other documents and records required by law to be kept and filed are properly kept and filed; and

               (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time-to-time may be assigned to him or her by the Board of Directors or the President.

          Section 12. DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any Director.

                                      ARTICLE VI

                            INDEMNIFICATION AND INSURANCE

          Section 1. INDEMNIFICATION. The Corporation shall indemnify to the fullest extent permitted by law, (including the 1940 Act) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party of any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the 1940 Act) as currently in effect or as the same may hereafter be amended, expenses incurred by any person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking by such person to repay such expenses even if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article VI shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director or officer as provided above. No amendment of this Article VI shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article VI, the term "Corporation" shall include any predecessor of the Corporation and any constituent Corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any Corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director or officer of the Corporation which imposes duties on, or involves services by, such Director or officer with respect to any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.


          Section 2. INSURANCE OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS. Except as otherwise provided by statute, the Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.


                                     ARTICLE VII

                               EXEMPTION FROM LIABILITY

          Section 1. EXEMPTION. A Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the 1940 Act) as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article VII shall adversely affect any right or protection of a Director or officer that exists at the time of such amendment, modification or repeal.

                                     ARTICLE VIII

                                    CAPITAL STOCK

          Section 1. STOCK CERTIFICATES. Each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board of Directors, representing the number of shares of the Corporation owned by him or her, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer and sealed with the seal of the Corporation.

Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still in office at the date of issue. Certificates shall be consecutively numbered; and if the Corporation shall, from time-to-time, issue several classes of stock, each class may have its own number series. Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference, or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such a statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

          Section 2. BOOKS OF ACCOUNTS AND RECORD OF STOCKHOLDERS. There shall be kept at the principal executive office of the Corporation or at the office of its transfer agent correct and complete books and records containing the name and address of each stockholder and the number of shares of stock of each class held by such stockholder.

          Section 3. TRANSFERS OF SHARES. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. When such requirements are satisfied and the transfer has been recorded on the books of the Corporation, the Corporation shall cancel the old certificate and issue a new certificate to the person entitled thereto. Except as otherwise provided by law or these By-Laws, the Corporation shall be entitled to recognize the exclusive rights of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner; and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

          Section 4. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

          Section 5. LOST, DESTROYED, OR MUTILATED CERTIFICATES. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction, or mutilation of such certificate, and, upon request, shall provide to the Corporation an affidavit of the rightful holder of such certificate stating that such certificate has been lost, stolen, destroyed, or mutilated, as the case may be. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. Prior to issuing a new certificate to replace any certificate alleged to have been lost, stolen, destroyed, or mutilated, the Board of Directors may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under Maryland Law.

          Section 6. FIXING OF A RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS. The Board of Directors may fix, in advance, as a record date, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotting of any other rights (except with respect to voting which is provided for in Article
II(8)). Once the Board of Directors fixes such record date as the record date for the determination of the stockholders entitled to receive any such dividend or distribution or the allotment of such other rights, only the stockholders of record at the time so fixed shall be entitled to receive such dividend or distribution or such other rights.

          Section 7. INFORMATION TO STOCKHOLDERS AND OTHERS. Any stockholder or his agent may inspect and copy during usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs, and voting trust agreements on file at its principal office.

                                      ARTICLE IX

                             DEPOSITORIES AND CUSTODIANS

          Section 1. EMPLOYMENT OF A CUSTODIAN. The Corporation shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Corporation to the extent required by the 1940 Act. The custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the 1940 Act, and the rules of the Securities and Exchange Commission thereunder. The custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

          Section 2. TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of the custodian agreement or inability of the custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

          Section 3. OTHER ARRANGEMENTS. The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                      ARTICLE X

                              CONTRACTS; SAFEKEEPING AND
                           TRANSFER OF FUNDS AND SECURITIES

          Section 1. CONTRACTS. Subject to the requirements of the 1940 Act, the Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          Section 2. CHECKS, NOTES DRAFTS, ETC. Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time-to-time designate, and such authority may be general or confined to specific instances.

          Section 3. SALE OR TRANSFER OF SECURITIES. Stock certificates, bonds, or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred, or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board of Directors and, when so authorized to be held, sold, transferred, or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, a Vice President, or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.

                                      ARTICLE XI

                            INDEPENDENT PUBLIC ACCOUNTANTS

          Section 1. INDEPENDENT PUBLIC ACCOUNTANTS The Corporation shall employ a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant's certificates and reports shall be addressed both to the Directors and to the stockholders. The employment of the accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.


     A majority of the Directors who are not interested persons (as such term is defined in the 1940 Act) of the Corporation shall select the accountant at any meeting held (i) within thirty (30) days before or after the beginning of the fiscal year of the Corporation or (ii) before the annual stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If such meeting shall reject such selection, the accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose of selecting an accountant.

     Any vacancy occurring between annual meetings, due to the resignation of the accountant, may be filled by a majority vote of the members of the Board of Directors who are not such interested persons.

                                     ARTICLE XII

                                   ANNUAL STATEMENT

          The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board of Directors. A report to the stockholders based upon each such examination shall be mailed to each stockholder of record on such date with respect to each report as may be determined by the Board of Directors, at his address as the same appears on the books of the Corporation. Such annual statement shall be placed on file at the Corporation's principal office within one hundred-twenty (120) days after the end of the Corporation's fiscal year. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or other period covered by the report. Such report shall also show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual or other period covered by the report and any other information required by the 1940 Act, and shall set forth such other matters as the Board of Directors or such firm of independent public accountants shall determine.

                                     ARTICLE XIII

                                      AMENDMENTS

          These By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the 1940 Act.